As filed with the Securities and Exchange Commission on December ___, 2004.

Registration No. 333-18139 333-18139-01 333-18139-02 333-18139-03

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KCPL FINANCING I KCPL FINANCING II KCPL FINANCING III	KANSAS CITY POWER & LIGHT COMPANY
(Exact name of registrants as specified in their Trust Agreements)	(Exact name of registrant as specified in its charter)

DELAWARE	MISSOURI
(State or other jurisdiction of incorporation or organization)

KCPL FINANCING I - 43-1764699 KCPL FINANCING II - None KCPL FINANCING III - None	44-0308720
(I.R.S. Employer Identification Nos.)

________________________

1201 Walnut
Kansas City, Missouri 64106-2124
(816) 556-2200
(Address, including zip code, and telephone number including area code, of registrants' principal executive offices)
________________________

Jeanie Sell Latz
Secretary
Kansas City Power & Light Company
1201 Walnut
Kansas City, Missouri 64106-2124
(816) 556-2936
(Name, Address, including zip code, and telephone number including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:      Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

Deregistration of Securities

On December 18, 1996, Kansas City Power & Light Company, KCPL Financing I, KCPL Financing II and KCPL Financing III (the "Registrants") filed a registration statement on Form S-3 (No. 333-18139; No. 333-18139-01; No. 333-18139-02; and No. 333-19139-03) covering an indeterminate number of preferred securities of KCPL Financing I, KCPL Financing II and KCPL Financing III (together with related Guarantees and Junior Subordinated Deferrable Interest Debentures of Kansas City Power & Light Company, for which no separate consideration was received by any of the Registrants), all with an aggregate initial public offering price not to exceed $300 million.

Pursuant to the registration statement, KCPL Financing I issued and sold $150 million of 8.3% trust originated preferred securities, all of which have been duly redeemed and paid. In accordance with the undertaking contained in the registration statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrants are filing this post-effective amendment to remove from registration the $150 million of preferred securities of KCPL Financing I, KCPL Financing II and KCPL Financing III, together with related Guarantees and Junior Subordinated Deferrable Interest Debentures of Kansas City Power & Light Company remaining under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kansas City Power & Light Company, on behalf of each of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and State of Missouri as of this 22nd day of December, 2004.

KANSAS CITY POWER & LIGHT COMPANY By: /s/Jeanie Sell Latz Jeanie Sell Latz Secretary